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                                                                   EXHIBIT 23.9


                      [GARNER & LAWRENCE, LLP LETTERHEAD]









                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the use of our report dated July 17, 1998, with respect to the financial statements of Summit Technologies, Inc. included in two Registration Statements (Amendment No. 1 to Form SB-2 and Amendment No. 1 to Form S- 4) and related Prospectus of Summit Environmental Corporation, Inc. for the registration of 500,000 common shares (Form SB-2) and 5,810,840 common shares (Form S-4).




                                          /s/ Garner & Lawrence, LLP
                                          -----------------------------------
                                          Garner & Lawrence, LLP



July 22, 1998





                                                                    Exhibit 23.9
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